Exhibit 99.4

	Three Months Ended	Three Months Ended
Amounts in $ millions	March 31, 2007	March 31, 2006

Loss from continuing operations before income taxes	$(11.8)	$(59.6)

Add back:
Depreciation and amortization	11.5	10.0
Interest	21.2	20.1
Restructuring and other costs	1.4	—
Financial restructuring	0.3	53.6
Other operating costs	1.1	—

EBITDA(R) Segment Profit	$23.7	$24.1